BROKER CONTACT:               MEDIA CONTACTS:
B.J. Mendenhall               David Politis               Kevin Wilson
Daw Technologies, Inc.        Politis Communications      Politis Communications
801-977-3100                  801-523-3730 (wk)           801-523-3730 (wk)
bjmendenhall@dawtech.com      801-556-8184 (cell)         801-898-5520 (cell)
                              dpolitis@politis.com        kwilson@politis.com


FOR IMMEDIATE RELEASE

                           DAW TECHNOLOGIES ANNOUNCES
                    FOURTH QUARTER AND YEAR END 2000 RESULTS

        COMPANY REPORTS NET EARNINGS OF $3.46 MILLION ON REVENUE OF $52.6
                                MILLION FOR 2000

SALT LAKE CITY --- MARCH 15, 2001 --- DAW TECHNOLOGIES, INC. (NASDAQ: DAWK), an international leader in the design, engineering, manufacture and installation of ultra-clean manufacturing environments, today announced its financial results for the fourth quarter and year ended December 31, 2000.

Total revenue for the fourth quarter was $10.2 million and net earnings for the quarter were $2.3 million. For the year, the company reported total revenue of $52.6 million, a 16.4 percent increase over 1999. Net earnings for the year were $3.5 million, or $0.21 per diluted share, compared to a net loss of $7.6 million, or ($0.61) per share, in 1999.

The company attributed its improved financial performance to several factors, including rigorous cost-cutting measures begun in early 2000 and efforts to diversify the company's business, both geographically and among industry segments, and a top to bottom restructure of the company's operations to focus on individual business units.

"The year 2000 was clearly a turning point for the company," said Michael J. Shea, newly appointed president of the company. "The company's weak results in the prior two years necessitated that we take extreme measures in 2000 to return to profitability, and our financial results for the year 2000 show that those measures have begun to pay off. The company has become much more efficient and cost-conscious, an example of which is the fact that we have nearly doubled our revenues per employee in 2000 vs. 1999. These increased efficiencies, combined with our efforts to expand beyond our traditional base in the semiconductor industry, position us very well for the year 2001 and beyond."

The company also announced that its backlog of work at December 31, 2000 was approximately $28.3 million, as compared to $19.7 million at the end of 1999 and $12.8 million at the end of 1998.

Daw Technologies, Inc. provides ultra-clean manufacturing environments for customers throughout the world, and specializes in the design, engineering and installation of cleanroom and mini-environment systems that meet stringent semiconductor, pharmaceutical and medical device manufacturing requirements. The company also provides advanced, high precision manufacturing and specialized painting services on an OEM (original equipment manufacturer) basis for various customers. For further information, visit the company on the Internet at www.dawtech.com.

                                    - more -

DAW TECHNOLOGIES ANNOUNCES FOURTH QUARTER AND YEAR END 2000 RESULTS        - 2 -

                     Daw Technologies, Inc. and Subsidiaries
                 Selected Consolidated Statements of Operations
                                   (unaudited)
                        (in thousands, except share data)

                                                               THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                   DECEMBER 31,                         DECEMBER 31,
                                                            2000               1999              2000                1999
                                                        ------------       ------------       ------------       ------------
Revenues                                                $     10,213       $     10,313       $     52,633       $     45,206
Cost of goods sold                                             7,591             11,081             43,525             43,576
                                                        ------------       ------------       ------------       ------------
               Gross profit (loss)                             2,622               (768)             9,108              1,630

Operating expenses                                             1,908              2,206              6,460              8,031
Restructuring charges                                             --              1,839                 --              1,839
                                                        ------------       ------------       ------------       ------------
                                                               1,908              4,045              6,460              9,870
                                                        ------------       ------------       ------------       ------------
               Earnings (loss) from operations                   714             (4,813)             2,648             (8,240)

Other income (expense), net                                      (21)                (2)              (208)              (493)
                                                                                                                 ------------
               Earnings (loss) before income taxes               693             (4,815)             2,440             (8,733)
Income taxes (benefit)                                        (1,612)               (61)            (1,024)            (1,092)
                                                        ------------       ------------       ------------       ------------

               NET EARNINGS (LOSS)                      $      2,305       $     (4,754)      $      3,464       $     (7,641)
                                                        ============       ============       ============       ============
               Earnings (loss) per common share
               Basic                                    $       0.17       $      (0.38)      $       0.26       $      (0.61)
               Diluted                                          0.12              (0.38)              0.21              (0.61)

Weighted-average common and dilutive common
               equivalent shares outstanding
                             Basic                        13,468,609         12,501,980         13,140,000         12,501,980
                             Diluted                      18,758,089         12,501,980         16,393,232         12,501,980


                     Daw Technologies, Inc. and Subsidiaries
                           Selected Balance Sheet Data
                                   (unaudited)
                                 (in thousands)

                                                   DEC. 31,     DEC. 31,
                                                     2000         1999
                                                   -------      -------
Current assets                                     $23,798      $18,343
Property and equipment, net at cost                  2,404        3,402
Other long-term assets                               5,362        4,330
                                                   -------      -------
   Total assets                                     31,564       26,075
                                                   =======      =======

Current liabilities                                $12,455      $15,457
Long-term liabilities                                   99          110
Shareholders' equity                                19,010       10,508
                                                   -------      -------
   Total liabilities and shareholders' equity      $31,564      $26,075
                                                   =======      =======


                                     # # #

This news release contains forward-looking statements that involve risks and uncertainties. Actual results and outcomes may differ materially from those discussed or anticipated. Factors that might affect the actual outcome include, but are not limited to, the possible cancellation of existing or future contracts, possible decrease in demand of the company's products or services, decreases in capital spending by the company's customers, increased competition in the clean room segment of the industry, customer rejection of new products, a decline in demand for products manufactured by the company's customers, changes in management, and the effects of the company's existing and planned diversification efforts. For a more detailed discussion of these and associated risks, see the company's most recent documents filed with the Securities and Exchange Commission.